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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549




                                   FORM 8-K


                                 Current Report
                      Pursuant to Section 13 or 15 (d) of
                      the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 4, 2006


                                AMBASE CORPORATION
            (Exact name of registrant as specified in its charter)



  Delaware                              1-07265                95-2962743
 (State or other jurisdiction    (Commission File Number)    I.R.S. Employer
  of incorporation)                                        Identification No.)



                      100 PUTNAM GREEN, GREENWICH, CT 06830-6027
           (Address of principal executive offices, including zip code)


                                   (203) 532-2000
                (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).









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     Item 5.02  DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION  OF
DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

     On January 3, 2006, AmBase Corporation (the "Company") received a letter of resignation dated December 29, 2005, from Mr. John B. Costello, officially informing the Company of his resignation from the Company's Board of Directors (the "Board"). Mr. Costello has served on the Company's Board since August 1993 and also served as the Chairman of the Company's Personnel Committee and as a member of the Company's Accounting and Audit Committee.

     Effective as of January 3, 2006, the Company announced the approval of the appointment of Mr. Salvatore Trani, joining the Company's Board of Directors. Mr. Trani was also appointed as a member of the Company's Accounting and Audit Committee and the Personnel Committee.

     Mr. Trani has over 40 years of experience on Wall Street and currently serves as an Executive Vice President at BGC Partners, L.P., a leading inter-dealer brokerage firm which provides integrated voice and electronic services to wholesale fixed income, interest rate, foreign exchange, and derivatives markets worldwide.

     Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmBase Corporation



By:  /s/ John P. Ferrara
------------------------------------
Vice President and Chief Financial Officer and Controller
(Principal Financial and Accounting Officer)

Dated:  January 4, 2006